SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2015

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
As reported in Item 5.07 (below), and incorporated into this Item 5.02 by reference, our shareholders overwhelmingly elected Ziad R. Haydar, M.D. to our Board, and also overwhelmingly re-elected M. James Gorrie, Frank A. Spinosa, D.P.M., and Thomas A. S. Wilson, M.D. to our Board of Directors during the Annual Meeting of Shareholders on May 27, 2015. As Previously announced in our Current Report on Form 8-K, dated April 15, 2015, Dr. Haydar was nominated to fill the vacancy created when Anthony R. Tersigni, EdD, FACHE, who was a member of our Audit Committee, decided not to stand for re-election due to increasing demands on his time as the President and CEO of Ascension Health. Dr. Tersigni’s replacement on our audit Committee will be Frank A. Spinosa, D.P.M., an independent director.
Also on May 27, 2015, ProAssurance and its Chairman and Chief Executive Officer, W. Stancil Starnes, executed an amendment to his current employment agreement that becomes effective immediately and extends the term of his current agreement by five years. His current agreement will expire on June 30, 2018. The amendment will extend the term to May 31, 2020.
The current employment agreement provides for the payment of severance benefits to Mr. Starnes if we terminate his employment without “cause” or if he terminates his employment for “good reason.” The current agreement further provides that it will terminate and Mr. Starnes will be paid an amount equal to his severance benefits upon a change of control of ProAssurance. The amount of the severance benefits payable under the current agreement is the sum of the base salary remaining to be paid during the remaining term of the agreement. If the severance benefits payable under the current agreement are subject to the excise tax on “golden parachute” payments, Mr. Starnes is entitled to be reimbursed for the reduction in the amount of the severance benefits resulting from the excise tax.
The amendment modifies the terms of Mr. Starnes current employment agreement relating to the payment of severance benefits as follows:

•
Eliminates the “single trigger” for the payment of severance benefits on a change of control; payment of severance benefits will only be paid upon our termination of his employment for cause or his termination of his employment for good reason. To protect Mr. Starnes in a change of control, the amendment modifies the definition of good reason to include as “good reason” any material reduction in Mr. Starnes’ status as CEO of ProAssurance within two years after a change of control.

•	Eliminates the provision requiring the company to provide an excise tax gross-up as part of severance payments upon a change-in-control;

•
Eliminates the current method for the calculation severance benefits by including a fixed amount of severance compensation instead of paying him severance compensation that depends upon the amount of time remaining in the term of his employment agreement for the remainder of the term. His severance compensation will now be equal to three times the sum of his base salary and average annual incentive compensation for the prior three years regardless of when it is triggered.

The extension of Mr. Starnes employment agreement does not carry any automatic or guaranteed salary or benefit increases, nor does it prevent our Compensation Committee from conducting a yearly review of Mr. Starnes’ performance, and adjusting salary and benefits to reflect that performance.
The agreement was extended to ensure continuity and stability at the top of our organization. The modification of the change-in-control payment items were made in response to a limited number of comments from investors, and to address concerns raised by corporate governance organizations.
A copy of the amendment to Mr. Starnes employment agreement is incorporated into this Item 5.02 by reference and filed as Exhibit 99.3 in this Current Report on Form 8K.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
At the Annual Meeting of Shareholders of ProAssurance Corporation, held on May 27, 2015, our shareholders voted on three proposals with the following outcomes:

(a)	Ziad R. Haydar, M.D. was elected to the Board, and M. James Gorrie,
Frank A. Spinosa, D.P.M., and Thomas A. S. Wilson, M.D. were re-elected to the Board.
Each will serve a three-year term ending at the Annual Meeting of Shareholders in 2018 and until their successors are elected and qualified. Voting was as follows:

	For	Withheld
M. James Gorrie	42,666,373	1,414,989
Ziad R. Haydar, M.D.	42,579,548	1,501,814
Frank A. Spinosa, D.P.M.	42,837,608	1,243,754
Thomas A. S. Wilson, M.D.	43,353,008	728,354

(b)	The selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year-ending December 31, 2015 was ratified by the following vote:

For	Against	Abstain
48,648,388	197,999	62,717
(c) The 2014 compensation of our named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain
42,932,854	989,843	158,665
There were a total of 4,827,742 broker non-votes on matters (a) and (c).

Item 7.01	REGULATION FD DISCLOSURE
On May 27, 2015, we issued news releases reporting the result of our shareholder meeting as described in Items 5.02 and 5.07 and the Board Actions described in Item 8.01. We have included a copy of these releases in this Current Report on Form 8K as exhibits 99.1 and 99.2.

Item 8.01	OTHER EVENTS
Declaration of Dividend
On May 27, 2015, our Board of Directors declared a quarterly dividend of $0.31 per common share. The record date for the dividend is June 25, 2015 and the payment date is July 9, 2015. Under the dividend policy updated December 3, 2014, our Board of Directors anticipates a total annual dividend of $1.24 per share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends is subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.
Authorization of Funds for Share Buyback or Debt Retirement
On May 27, 2015, our Board of Directors authorized an additional $100 million to be used for share repurchase or debt retirement, bringing total funds currently authorized for this purpose to approximately $187 million. Purchases made under the terms of the Plan will be subject to the rules of the New York Stock Exchange and applicable securities laws and regulations, including Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended. There can be no guarantee that any shares will repurchased by ProAssurance either through the Plan or otherwise.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
99.1    Our news release, dated May 27, 2015, announcing the authorization of funds for share buyback or debt retirement and the declaration of a quarterly cash dividend by our Board at their meeting on May 27, 2015.
99.2    Our news release, dated May 27, 2015, announcing the results of voting at the 2015 Annual Meeting of Shareholders.
99.3    An Amendment to the employment agreement between ProAssurance Corporation and
W. Stancil Starnes.
We are furnishing Exhibits 99.1 and 99.2 to this Current Report on Form 8-K in support of Item 7.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 27, 2015
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice-President

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